FOR IMMEDIATE RELEASE

A. SCHULMAN APPOINTS DR. IRVIN D. REID
TO BOARD OF DIRECTORS

AKRON, Ohio – January 8, 2009 – A. Schulman, Inc. (Nasdaq-GS: SHLM) announced today that Dr. Irvin D. Reid will join its Board of Directors, effective immediately. In line with a recently approved proposal for annual election of all directors, he will serve a one-year term that will expire at the 2009 annual meeting of stockholders.

The appointment results from a November 2008 agreement between the Company and one of its largest stockholders, Ramius LLC, to form a Selection Committee to fill a Board vacancy with a qualified, experienced independent director. The Committee, comprising three independent directors, was charged with recommending candidates to succeed the retired Peggy G. Miller. Upon submission of the nominees, the Board of Directors unanimously agreed to appoint Dr. Reid, whose addition brings the number of directors to 12.

Dr. Reid, 67, has spent most of his career in academia. Since 1997, he has served as President and Professor in Management at Wayne State University in Detroit. He is currently President Emeritus, Eugene Applebaum Professor, and previously served as President of Montclair State University for eight years. He has also been Dean of the School of Business Administration at the University of Tennessee. His broad public company Board experience includes current service as a director of PEP Boys, which provides automotive parts and repairs, and Mack-Cali Realty Corporation, a real estate investment trust.

“We are pleased to welcome Dr. Reid, whose expertise in strategic planning, management, marketing and business practice will serve A. Schulman well,” said Joseph M. Gingo, Chairman, President and Chief Executive Officer. “Due to his university appointments and prior service on the Board of the Federal Reserve Bank of Chicago, he also brings us valuable academic and financial perspectives. I look forward to working closely with him.”

About A. Schulman, Inc.
Headquartered in Akron, Ohio, A. Schulman is a leading international supplier of high-performance plastic compounds and resins. These materials are used in a variety of consumer, industrial, automotive and packaging applications. The Company employs about 2,100 people and has 16 manufacturing facilities in North America, Europe and Asia. Revenues for the fiscal year ended August 31, 2008, were $1.98 billion. Additional information about A. Schulman can be found at www.aschulman.com.

Forward-Looking Statements
Certain statements in this release may constitute forward-looking statements within the meaning of the Federal securities laws. These statements can be identified by the fact that they do not relate strictly to historic or current facts. They use such words as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. These forward-looking statements are based on currently available information, but are subject to a variety of uncertainties, unknown risks and other factors concerning the Company’s operations and business environment, which are difficult to predict and are beyond the control of the Company. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company’s future financial performance, include, but are not limited to, the following:

•	Worldwide and regional economic, business and political conditions, including continuing economic uncertainties in some or all of the Company’s major product markets;

•	Fluctuations in the value of currencies in major areas where the Company operates, including the U.S. dollar, euro, U.K. pound sterling, Canadian dollar, Mexican peso, Chinese yuan and Indonesian rupiah;

•	Fluctuations in the prices of sources of energy or plastic resins and other raw materials;

•	Changes in customer demand and requirements;

•	Escalation in the cost of providing employee health care;

•	The outcome of any legal claims known or unknown;

•	The performance of the North American auto market;

•	The global financial market turbulence; and

•	The global or regional economic slowdown or recession.

Additional risk factors that could affect the Company’s performance are set forth in the Company’s Annual Report on Form 10-K. In addition, risks and uncertainties not presently known to the Company or that it believes to be immaterial also may adversely affect the Company. Should any known or unknown risks or uncertainties develop into actual events, or underlying assumptions prove inaccurate, these developments could have material adverse effects on the Company’s business, financial condition and results of operations.

This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. A. Schulman does not undertake an obligation to publicly update or revise any forward-looking statements to reflect new events, information or circumstances, or otherwise. Further information concerning issues that could materially affect financial performance related to forward-looking statements can be found in A. Schulman’s periodic filings with the Securities and Exchange Commission.

# # #

2